UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2007

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On May 21, 2007, DPL Inc. (the “Company”) announced that, subject to court approvals, that it had settled its litigation against Peter H. Forster, Caroline E. Muhlenkamp and Stephen F. Koziar, Jr. pending in the Court of Common Pleas of Montgomery County, Ohio. In exchange for the relinquishment by the three former executives of claims of approximately $134 million, the former executives received $25 million in cash less all applicable withholding taxes. The Company expects to report a gain in the second quarter. As a result of the settlement of the case, on May 22, 2007 a Final Judgement and Dismissal with Prejudice was filed. A copy of the Court’s Final Judgment and Dismissal with Prejudice dismissing the case is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

99.1	Final Judgment and Dismissal with Prejudice of Montgomery County Court of Common Pleas, filed May 22, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: May 22, 2007
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Final Judgment and Dismissal with Prejudice of Montgomery County Court of Common Pleas, filed May 22, 2007.	E